As filed with the Securities and Exchange Commission on August 22, 2003

Registration No. 333-81982

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETRIUM INCORPORATED (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1439182 (I.R.S. Employer Identification No.)

2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas Hemer
Aetrium Incorporated
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Kerri L. Klemz, Esq.
Oppenheimer Wolff & Donnelly LLP
3400 Plaza VII, 45 South Seventh Street
Minneapolis, Minnesota 55402

DEREGISTRATION OF SECURITIES

     Aetrium Incorporated (“Aetrium”) registered the resale of up to 426,410 shares (the “Offered Shares”) of the common stock, par value $.001 per share (the “Common Stock”), of Aetrium on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-81982 (including all amendments and supplements thereto, the “Registration Statement”), as originally filed with the Securities and Exchange Commission on February 1, 2002, as amended on April 12, 2002. The SEC declared the Registration Statement effective on April 25, 2002. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Aetrium hereby amends the Registration Statement to deregister the remaining Offered Shares that were not sold under the Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Aetrium certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul and State of Minnesota, on August 22, 2003.

AETRIUM INCORPORATED

By:	/s/ Joseph C. Levesque Joseph C. Levesque Chief Executive Officer and President (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 22, 2003 by the following persons in the capacities indicated.

/s/ Joseph C. Levesque Joseph C. Levesque	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

/s/ Paul H. Askegaard Paul H. Askegaard	Treasurer (Principal Financial and Accounting Officer)

/s/ Douglas L. Hemer Douglas L. Hemer	Chief Administrative Officer, Secretary and Director

* Darnell L. Boehm	Director

* Terrence W. Glarner	Director

* Andrew J. Greenshields	Director

* Executed on behalf of such director by Douglas L. Hemer as attorney-in-fact.

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